Exhibit 32

Certification of Periodic Report

Pursuant to 18 U.S.C. § Section 1350

As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to, and for purposes only of, 18 U.S.C. § 1350, each of the undersigned hereby certifies that (i) the Annual Report of Farmers and Merchants Bancshares, Inc. on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Farmers and Merchants Bancshares, Inc.

Date: March 10, 2023	/s/ Gary A. Harris Gary A. Harris President and Chief Executive Officer (Principal Executive Officer)

Date: March 10, 2023	/s/ Mark C. Krebs Mark C. Krebs, Treasurer and Chief Financial Officer (Principal Financial Officer)